Exhibit 99.1

           Leiner Health Products Reports Second Quarter 2005 Results

    CARSON, Calif.--(BUSINESS WIRE)--Nov. 3, 2004--

             New Product Launches Gaining Retailer Support

       Five-year Manufacturing and Distribution Agreement Signed

    Leiner Health Products Inc. today announced its financial results for the second quarter ended September 25, 2004.
    Net sales for the quarter were $165.0 million compared to $176.6 million for the same period in fiscal 2004. A soft retail market, retailer marketing and inventory adjustments, and the timing of new product launches caused the negative sales comparison. For the first six months of fiscal 2005, net sales totaled $321.0 million compared to $315.5 million in the first half of fiscal 2004.
    Leiner reported net income of $5.4 million for the quarter, compared to $8.4 million for the same period in fiscal 2004. The decrease in net income resulted from the combination of the sales decline, increased interest expense of $8.0 million from the company's recapitalized debt structure compared to $4.8 million for the same period in fiscal 2004, and $2.0 million in one-time charges related to a series of organizational changes implemented in the quarter.
    For the first six months of fiscal 2005, Leiner recognized $86.2 million of recapitalization charges and reported a net loss of $62.4 million. Excluding these recapitalization charges and their income tax impact, the company would have had net income of $9.6 million compared to $12.5 million reported in the first half of fiscal 2005. The decrease in net income resulted from the combination of increased interest expense of $16.5 million compared to $9.6 million for the first half of fiscal 2004, and $2.5 million in one-time charges related to a series of organizational changes implemented in the fiscal 2005 six month period. See the Condensed Consolidated Statements of Operations on page four for a reconciliation of the difference between net income including and excluding recapitalization charges and their income tax effect.
    Credit Agreement EBITDA was $20.2 million for the quarter, compared to $22.9 million for the same period in fiscal 2004. For the first six months of fiscal 2005, Credit Agreement EBITDA was $39.9 million compared to $40.4 million during the first half of fiscal 2004. Credit Agreement EBITDA is a financial measure used in our Credit Agreement, which required Leiner to have met a Consolidated Indebtedness to Credit Agreement EBITDA Leverage Ratio of 5.25 to 1.00 and a Credit Agreement EBITDA to Consolidated Interest and Expense Ratio of 2.25 to 1.00 on the last day of the second quarter. Leiner is in compliance with these financial covenants as of September 25, 2004. Credit Agreement EBITDA is a non-GAAP measure that should not be considered an alternative to income from operations or net income
(loss) as a measure of operating results or cash flows as a measure of liquidity. See the "Calculation of Credit Agreement EBITDA" on page six for reconciliation between net income and Credit Agreement EBITDA.
    Robert Kaminski, Chief Executive Officer, commented, "The progress made during the second quarter against the Company's annual and long-term goals was significant. However, the second quarter results were adversely affected by a soft retail market, as well as retailer marketing and inventory adjustments.
    "In addition, our comparables for the second quarter of 2005 were challenging given Leiner's exceptional performance in last year's second quarter - our highest revenue growth quarter on record due to an early new product introduction program, including the Company's introduction of Loratadine. Leiner's new product launches for fiscal 2005 are more heavily weighted toward the second half of the year.
    "The second quarter of fiscal 2005 included a number of important long-term developments for Leiner, including the signing of an exclusive five-year vitamin manufacturing and distribution agreement with a major consumer products company. This agreement represents our second significant contract manufacturing assignment and builds momentum toward the long-term manufacturing goals we have established to diversify Leiner's customer and product portfolio.
    "In addition, we have received strong support from our retail customers behind several new mass market products to be launched in the second half of fiscal 2005. Combined with proven sales from products we introduced last year, our Class of FY04, we believe these products will provide the basis for a strong second half of fiscal 2005, and favorable fiscal year performance.
    "Our continuing initiative to improve operating efficiencies and increase operating profits identified a number of opportunities. During the first six months of fiscal 2005, we completed a series of organizational changes designed to increase speed to market, improve our operations, and reduce costs. Over the longer term we also expect these changes to save more than $2.0 million annually and to help us fulfill our vision of providing the highest quality products at the lowest possible prices."

    Conference Call Information

    Leiner will conduct a conference call on Thursday, November 4, 2004 at 11:00 a.m. Eastern time to discuss second-quarter-2005 results. The public is invited to attend. The dial-in number for the call is 706-634-0167. A replay of the call will also be available through November 11, 2004, and can be accessed by dialing 706-645-9291 and referencing conference ID #1541326.
    Additional information regarding Leiner's second quarter will be contained in the company's Quarterly Report on Form 10-Q, which will be posted on the company's website, www.leiner.com, by Wednesday, November 10, 2004. The Quarterly Report on Form 10-Q will also be available through the website, www.sec.gov.

    About Leiner Health

    Founded in 1973, Leiner Health Products, headquartered in Carson, Calif., is America's leading manufacturer of store brand vitamins, minerals, and nutritional supplements and its second largest supplier of over-the-counter pharmaceuticals in the food, drug, mass merchant and warehouse club (FDMC) retail market, as measured by retail sales. Leiner provides nearly 40 FDMC retailers with over 3,000 products to help its customers create and market high quality store brands at low prices. It also is the largest supplier of vitamins, minerals and nutritional supplements to the US military. Leiner markets its own brand of vitamins under YourLife(R) and sells over-the-counter pharmaceuticals under the Pharmacist's Formula(R) name. Last year, Leiner produced 22 billion doses that help offer consumers high quality, affordable choices to improve their health and wellness.

    Forward-looking Statement

    This press release contains "forward-looking statements" that are subject to risks and uncertainties. These statements often include words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or similar expressions. These statements are only predictions. In addition to risks and uncertainties noted in this press release, there are risks and uncertainties that could cause the company's actual operating results to differ materially from those anticipated by some of the statements made. Such risks and uncertainties include: (i) slow or negative growth in the vitamin, mineral, supplement or over-the-counter pharmaceutical industry; (ii) adverse publicity regarding the consumption of vitamins, minerals, supplements or over-the-counter pharmaceuticals; (iii) increased competition; (iv) increased costs; (v) increases in the cost of borrowings and/or unavailability of additional debt or equity capital;
(vi) changes in general worldwide economic and political conditions in the markets in which the company may compete from time to time; (vii) the inability of the company to gain and/or hold market share of its customers; (viii) exposure to and expenses of defending and resolving product liability claims and other litigation; (ix) the ability of the company to successfully implement its business strategy; (x) the inability of the company to manage its operations efficiently; (xi) consumer acceptance of the company's products; (xii) introduction of new federal, state, local or foreign legislation or regulation or adverse determinations by regulators; (xiii) the mix of the company's products and the profit margins thereon; (xiv) the availability and pricing of raw materials; and (xv) other factors beyond the company's control. The company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.



                     Leiner Health Products Inc.
          Condensed Consolidated Statements of  Operations
                              Unaudited
                           (in thousands)


                    Three months ended          Six months ended
               --------------------------- ---------------------------

               September 27, September 25, September 27, September 25,
                   2003          2004          2003          2004
               ------------- ------------- ------------- ------------

Net sales        $   176,557  $    165,043  $   315,474    $ 321,046
Cost of sales        132,447       121,401      234,461      236,528
               ------------- ------------- ------------- ------------

Gross profit          44,110        43,642       81,013       84,518
Marketing, selling
 and distribution
 expenses             14,728        14,993       27,556       29,672
General and
 administrative
 expenses              8,935        10,680       19,078       19,930
Research and
 development
 expenses              1,325         1,148        2,843        2,431
Amortization of
 other
 intangibles             134            80          287          160
Recapitalization
 expenses                  -           794            -       86,170
Other operating
 expense                 346           498          707          928
                  -----------  ------------  -----------    ---------

Operating income
 (loss)               18,642        15,449       30,542      (54,773)
Interest
 expense, net          4,821         8,037        9,620       16,453
                  -----------  ------------  -----------    ---------

Income (loss)
 before income
 taxes                13,821         7,412       20,922      (71,226)
Provision for
 (benefit from)
 income taxes          5,438         2,015        8,457       (8,815)
                  -----------  ------------  -----------    ---------

Net income (loss)      8,383         5,397       12,465      (62,411)

Accretion on
 preferred stock      (2,879)            -       (5,511)     (39,211)
                  -----------  ------------  -----------    ---------

Net income (loss)
 attributable
 to common
 shareholders    $     5,504  $      5,397  $     6,954    $(101,622)
                 ============ ============= ============ ============


Pro forma Reconcilation
-----------------------
Net income
 (loss)          $     8,383  $      5,397  $    12,465    $ (62,411)
Recapitalization
 expenses                  -           794            -       86,170
Income tax impact
 of recapitalization
 expenses                  -          (318)           -      (14,172)
                  -----------  ------------  -----------    ---------

Pro forma net
 income          $     8,383  $      5,873  $    12,465    $   9,587





                      Leiner Health Products Inc.
                 Condensed Consolidated Balance Sheets
                   (in thousands, except share data)

ASSETS                                       March 27,   September 25,
                                                2004          2004
                                            ------------ ------------
                                                           Unaudited
Current assets:
 Cash and cash equivalents                   $   33,824    $    6,724
 Accounts receivable, net of allowances of
  $2,970 and $3,159 at March 27, 2004
  and September 25, 2004, respectively           77,984        70,682
 Inventories                                    144,479       173,689
 Income tax receivable                              411        11,778
 Prepaid expenses and other current assets       13,174        11,268
                                              ----------    ----------
  Total current assets                          269,872       274,141
Property, plant and equipment, net               56,267        57,633
Goodwill                                         52,083        52,181
Other noncurrent assets                           9,505        20,051
                                              ----------    ----------

  Total assets                               $  387,727    $  404,006
                                              ==========    ==========

LIABILITIES, REDEEMABLE PREFERRED STOCK
 AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
 Accounts payable                            $   91,162    $   87,654
 Accrued compensation and benefits               14,514        11,226
 Customer allowances payable                      8,896        11,390
 Accrued interest                                 1,110         9,176
 Other accrued expenses                           6,113         6,337
 Current portion of long-term debt               14,286         5,488
                                              ----------    ----------
  Total current liabilities                     136,081       131,271
Long-term debt                                  156,720       408,778
Other noncurrent liabilities                      3,724         3,724
                                              ----------    ----------
  Total liabilities                             296,525       543,773
Commitments and contingencies
Series A redeemable preferred stock, $0.01
 par value; Authorized, issued and outstanding
 shares-200,000 at March 27, 2004 and
 zero at September 25, 2004                      40,188             -
Shareholders' equity (deficit):
 Series B junior convertible preferred
  stock, $0.01 par value; Authorized, issued
  and outstanding shares-7,500 at
  March 27, 2004 and zero at
  September 25, 2004                              6,616             -
 Series C junior preferred stock, $0.01 par
  value; Authorized, issued and outstanding
  shares-7,000 at March 27, 2004 and
  zero at September 25, 2004                      6,178             -
 Common stock, $0.01 par value; 3,000,000
  shares authorized, 1,139,394  issued and
  outstanding at March 27, 2004 and 1,000 at
  September 25, 2004                                 11             -
 Capital in excess of par value                  21,841             -
 Retained earnings (accumulated deficit)         16,259      (141,315)
 Accumulated other comprehensive income             109         1,548
                                              ----------    ----------

  Total shareholders' equity (deficit)           51,014      (139,767)
                                              ----------    ----------

  Total liabilities, redeemable preferred
   stock and shareholders' equity (deficit)  $  387,727    $  404,006
                                              ==========    ==========






                      Leiner Health Products Inc.
                Calculation of Credit Agreement EBITDA
                               Unaudited
                            (in thousands)


                   Three months ended          Six months ended
              ---------------------------- ---------------------------
              September 27,  September 25, September 27, September 25,
                  2003           2004          2003          2004
              -------------- ------------- ------------- -------------

Net income
 (loss)         $      8,383  $      5,397 $    12,465   $    (62,411)
Provision for
 (benefit from)
 income taxes          5,438         2,015       8,457         (8,815)
Interest
 expense, net          4,821         8,037       9,620         16,453
Depreciation and
 amortization          3,781         3,300       7,437          6,679
Recapitalization
 expenses (1)            102           794       1,671         86,170
Management fees(2)       400           658         758          1,776
                 ------------  ------------ -----------  -------------

Credit Agreement
 EBITDA (3)     $     22,925  $     20,201  $   40,408   $     39,852

                ============= ============= ===========  =============



(1) Represents consulting, transaction, legal and accounting fees associated with the May 2004 recapitalization. Recapitalization expenses for the first and second quarter of fiscal 2004 were included in the general and administrative expenses in the condensed consolidated statement of operations and in operating activities in the condensed consolidated statement of cash flows. Recapitalization expenses incurred in the first and second quarter of fiscal 2005 were included as a separate item in the condensed consolidated statement of operations and in operating activities in the condensed consolidated statement of cash flows.

(2) Management fees are included in other operating expenses in the condensed consolidated statement of operations and in operating activities in the condensed consolidated statement of cash flows.

(3) Credit Agreement EBITDA as presented above is a financial measure that is used in our new senior credit facility. Credit Agreement EBITDA is not a defined term under accounting principles generally accepted in the United States and should not be considered as an alternative to income from operations or net income (loss) as a measure of operating results or cash flows as a measure of liquidity. Credit Agreement EBITDA differs from the term "EBITDA" (earnings before interest expense, income tax expense, and depreciation and amortization) as it is commonly used.


    CONTACT: Leiner Health Products
             Rob Reynolds, 310-952-1511
                or
             Lippert/Heilshorn & Assoc.
             Jody Burfening/Harriet Fried
             212-838-3777